                                                                                        Exhibit 99.1

CONSENT OF EDWARD SMITH III PURSUANT TO RULE 438

The undersigned, Edward Smith III, does  hereby consent to the reference to the him as a person about to become a Director, in the form and context in which it appears in the Proxy Statement filed with the Securities and Exchange Commission on November 6, 2009 and  which is  incorporated by reference into this Registration Statement on Form S-3 of Z Trim Holdings, Inc. (“Registration Statement”) and the related prospectus that is a part thereof.

/s/ Edward Smith III
_______________________
Edward Smith III

December 14, 2009